Exhibit 99.2

Registrar of Companies Government Administration Building 133 Elgin Avenue

George Town Grand Cayman

TLC BioSciences Corp. (ROC # 377760) (the "Company")

TAKE NOTICE that by written resolutions of the Shareholders of the Company dated 12 October 2021, the following resolutions were passed:

1.	AMENDMENT OF SHARE CAPITAL

IT IS RESOLVED BY ORDINARY RESOLUTION THAT, the authorized share capital of the Company be amended:

(i)	FROM: US$50,000 divided into 500,000,000 shares of par value of US$0.0001 each.
(ii)

TO: US$50,000 divided into (a) 464,130,000 ordinary shares of a par value US$0.0001 each; (b) 30,000,000 series A-1  preferred shares of a par  value of US$0.0001 each; (c) 3,000,000 series A-2 preferred shares of a par value US$0.0001 each; (d) 2,520,000 series A-3 preferred shares of a par value US$0.0001 each; and (e) 350,000 series B preferred shares of a par value US$0.0001 each.

2	ADOPTION OF AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

IT IS RESOLVED BY SPECIAL RESOLUTION THAT, a set of amended and restated Memorandum and Articles of Association of the Company, attached hereto as Exhibit A (“Amended and Restated M&A”), be and is hereby approved and adopted as the memorandum and articles of association of the Company in substitution for and to the exclusion of all the existing memorandum and articles of association of the Company.

/s/ Verdilee Brown

Verdilee Brown Corporate Administrator for and on behalf of

Maples Corporate Services Limited Dated this 15th day of October 2021

www.verify.gov.ky File#: 377760

Filed: 15-Oct-2021 11:20 EST Auth Code: E86509797180

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

TLC BIOSCIENCES CORP.

(As adopted by Special Resolution passed on October 12, 2021)

INCORPORATED IN THE CAYMAN ISLANDS

www.verify.gov.ky File#: 377760	Filed: 15-Oct-2021 11:20 EST Auth Code: D68786797424

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF

TLC BIOSCIENCES CORP.

(As adopted by Special Resolution passed on October 12, 2021)

1.	The name of the Company is TLC BioSciences Corp..

2.

The Registered Office of the Company shall be at the office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The share capital of the Company is US$50,000 divided into 500,000,000 shares consisting of: (i) 464,130,000 Ordinary Shares of a par value of US$0.0001 each, (ii) 30,000,000 Series A-1 Preferred Shares of a  par value of US$0.0001 each, (iii) 3,000,000 Series A-2 Preferred Shares of a par value of US$0.0001 each, (iv) 2,520,000 Series A-3 Preferred Shares of a par value of US$0.0001 each, and (v) 350,000 Series B Preferred Shares of a par value of US$0.0001 each, with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act (As Revised) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

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6.

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

[The remainder of this page has been left intentionally blank]

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THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF

TLC BIOSCIENCES CORP.

(As adopted by Special Resolution passed on October 12, 2021)

Title	Article No.
General Matters	1 – 2.2
Certificates for Shares	3 – 6
Issue of Shares	7 – 8
Transfer of Shares	9 – 11
Restrictions on Transfers of Ordinary Shares	12 – 18
Redeemable Shares	19
Variation of Rights of Shares	20 – 21
Commission on Sale of Shares	22
Conversion of Preferred Shares	23
Adjustments to Conversion Price	24
Notices of Record Date	25
Redemption	26 – 30
Protective Provisions	31
Non-Recognition of Trusts	32
Lien on Shares	33 – 36
Call on Shares	37 – 41
Forfeiture of Shares	42 – 45
Registration of Empowering Instruments	46
Transmission of Shares	47 – 49

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Title	Article No.
Amendment of Memorandum of Association, Alteration of Capital & Change of Location of Registered Office	50 – 51
Closing Register of Members or Fixing Record Date	52 – 54
General Meeting	55 – 56
Notice of General Meetings	57 – 58
Proceedings at General Meetings	59 – 67
Votes of Members	68 – 73
Proxies	74 – 80
Directors	81 – 89
Alternate Directors	90
Powers and Duties of Directors	91 – 95
Management	96
Proceedings of Directors	97 – 105
Vacation of Office of Director	106
Appointment and Removal of Directors	107 – 108
Presumption of Assent	109
Seal	110
Officers	111
Dividends, Distributions and Reserve	112 – 119
Capitalization	120
Books of Account	121 – 124
Audit	125 – 127
Notices	128 – 131
Winding Up	132 – 133
Liquidation Preference	134
Indemnity	135
Financial Year	136
Transfer by Way of Continuation	137
No Public Document	138
Preemptive Right	139 – 143

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1	Interpretation

1.1	In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Acceptance Notice”	has the meaning ascribed to it in Article 13(c).
“Affiliate”

means, in respect of a Person, (i) in the case of a non natural Person, any other Person that directly or indirectly Controls, is directly or indirectly Controlled by or is directly or indirectly under common Control with such Person and (ii) in the case of a natural person, any other Person that is a Relative of such Person or is directly or indirectly Controlled by such Person.

“Articles”	means these amended and restated articles of association as originally framed or as from time to time amended by a Special Resolution and in accordance with Article 31.
“Automatic Conversion”	has the meaning ascribed to it in Article 23(c).
“Basic Documents”	has the meaning ascribed to it in the Securities Purchase Agreement.
“Bidco”	means Woods Investment Company Limited, a company limited by shares organized under the laws of Taiwan.
“Bidco Redemption Price”	has the meaning ascribed to it in the Securities Purchase Agreement.
“Board of Directors” or “Board”

means the board of directors of the Company. “Business Day” or “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in Taiwan or Hong Kong are required or authorized by law or executive order to be closed.

“Cayman 2”	means Sea Crest Holding Corp., an exempted company incorporated under the laws of Cayman Islands.

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“Change of Control Event”	means, other than any restructuring of the Group approved by the Board (including the approval of the PAG Director):
(a)

any merger, consolidation or similar transaction of any Group Member, any transfer of Equity Securities of any such Group Member or any other transaction of any such Group Member, in one or a series of related transactions, as a result of which the Shareholders of the Company holding a majority of the Equity Securities (on an as-converted basis) or voting power of such Group Member (on an as-converted basis) immediately prior to such transactions will cease to own, directly or indirectly, a majority of the Equity Securities (on an as-converted basis) or voting power of such Group Member or the surviving entity immediately following the consummation of such transactions; or

(b)

the sale, disposition or exclusive licensing of all or substantially all of the assets (including intellectual properties and other intangible assets) of the Group, including by selling a Group Member that owns or controls, directly or indirectly, all or substantially all of the assets of the Group.

“Company”	means TLC BioSciences Corp., an exempted company incorporated under the laws of Cayman Islands.
“Control”

of a Person means (i) ownership of more than fifty percent (50%) of the shares in issue or other equity interests of such Person or (ii) the power to direct the management or policies of such Person, whether through the ownership of more than fifth percent (50%) of the voting power of such Person, through the power to appoint a majority of the members of the board

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of directors or similar governing body of such Person, through contractual arrangements or otherwise; and the terms “Controlled” and “Control” have the meaning correlative to the foregoing.
“Conversion Price”	has the meaning ascribed to it in Article 23(a)
“debenture”	means debenture stock, mortgages, bonds and any other such securities of any Person whether constituting a charge on the assets of the Persons or not.
“Direct Competitor”

means an entity the principal business of which competes directly with the principal business of the Group at the time of a proposed Transfer and which entity is included in the most recent list of not more than five such entities provided by the Company to PAG as of the date hereof, as may be updated as approved by the Board as of each anniversary of the date hereof.

“Director” or “Directors”

means  the members of the Board of Directors of the Company for the time being, appointed in accordance with these Articles and the Securities Holders’ Agreement, including any duly appointed alternate Director.

“Electing Holder”	has the meaning ascribed to it in Article 143.
“Electing Offerees”	has the meaning ascribed to it in Article 13(b).
“Election Notice”	has the meaning ascribed to it in Article 142.
“Encumbrance”

means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to  the  granting of security under applicable law, (b) any lease, sub-lease, occupancy agreement,

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easement or covenant granting a right of use or occupancy to any person, (c) any proxy, power of attorney, voting trust agreement, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (d) any adverse claim as to title, possession or use.

“Equity Securities”

means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ESOP”	means an employee share incentive plan of the Company.
“Excess Offered Shares”	has the meaning ascribed to it in Article 13(b).
“Exchange Shares”

means the Series A-1 Preferred Shares issued to PAG upon exchange of all or part of the principal amount of the Notes in accordance with the terms thereof, as adjusted for any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting such Preferred Shares.

“Existing Shareholder Transfer”	has the meaning ascribed to it in Article 12(b).
“First Completion”	means the completion of the purchase of the First Note.
“First Note”	means an exchangeable note in the principal amount of US$36 million purchased by PAG at First Completion pursuant to the Securities Purchase Agreement.

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“First Refusal Allocation”	has the meaning ascribed to it in Article 13(b).
“Government Authority”

means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange.

“Governmental Order”

means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, concession, consent, approval, award, grant, franchise, license, agreement, requirement, judgment, injunction or other government restriction or any similar form of decision of, or similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group”	means collectively the Company, Bidco and the TLC Group, and “Group Member” means any of them.
“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.
“IFRS”	means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Indebtedness”

of any Person means, without duplication, each of the following of such Person: (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (5) all indebtedness created or

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arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all obligations that are capitalized in accordance with the applicable accounting standards, (7) all obligations under banker’s acceptance, letter of credit or similar facilities, (8) all obligations  to purchase, redeem, retire, decease or otherwise acquire for value any Equity Securities of such Person, (9) all obligations in respect of any interest rate swap, hedge or cap agreement, and (10) all guarantees issued in respect of the Indebtedness referred to in clauses (1) through (10) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Internal Rate of Return”

means (i) in respect of PAG’s investment cost for all or any portion of the principal amount of each Note, the annual rate based on a 365-day period used to discount each cash flow in respect of such principal amount of such Note (such cash flow to include the original purchase consideration paid for such principal amount of such Note as negative cash flow and the investment cost, and all interests, distributions received on, and cash received from redemption of, such principal amount of such Note as positive cash flow) to the original date of issuance of such Note such that the present value of the aggregate cash flow equals zero; (ii) in respect of PAG’s investment cost for any Exchange Shares, the annual rate based on a 365-day period used to discount each cash flow in respect of all or such portion (as applicable) of the principal amount of the relevant Note from which such Exchange Shares have been exchanged and in respect of such Exchange

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Shares (such cash flow to include the original consideration paid to the Issuer for all or such portion (as applicable) of the principal amount of such Note as negative cash flow and the investment cost, and all interests, dividends and other distributions received on, and cash received from redemption of, such principal amount of such Note and such Exchange Shares as positive cash flow) to the original date of issuance of such Note such that the present value of the aggregate cash flow equals zero; (iii) in respect of PAG’s investment cost for any Purchased Shares, the annual rate based on a 365-day period used to discount each cash flow in respect of such Purchased Shares (such cash flow to include the subscription price paid to the Company for the subscription of such Purchased Shares as negative cash flow and the investment cost, and all interests, dividends and other distributions received on, and cash received from, sale or redemption of such Purchased Shares) to the date of subscription of such Purchased Shares such that the present value of the aggregate cash flow equals zero; and (iv) in respect of any other Series A Preferred Shares issued in the Rollover Transactions, the annual rate based on a 365-day period used to discount each cash flow in respect of such Series A Preferred Shares (such cash flow to include the subscription price paid to the Company for the subscription of such Series A Preferred Shares, at a per-share price equal to the USD Equivalent of Bidco Redemption Price, as negative cash flow and the investment cost, and all interests, dividends and other distributions received on, and cash received from, sale or redemption of such Series A Preferred Shares) to the date of subscription of such Series A Preferred Shares such that the present value of the aggregate cash flow equals zero. The Internal Rate of

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Return will be calculated with reference to the period from the original date of issuance of the relevant Note or the date of subscription for the Purchased Shares or the other Series A Preferred Shares (as applicable) to the date on which such payment is made is due.

“Investment cost”	for Series A-1 Preferred Shares, Series A-2 Preferred Shares or Series A-3 Preferred Shares has the meaning ascribed to it in the definition of Internal Rate of Return.
“Issuance Notice Period”	has the meaning ascribed to it in Article 142.
“Issuer”	means Teal Sea Holding Corp., an exempted company incorporated under the laws of Cayman Islands.
“Law” or “Laws”

means any and all provisions of any applicable national, state, local or any foreign constitution, treaty, statute, law, regulation, resolution, promulgation, official policy, ordinance, code, rule, or rule of common law, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, or any Governmental Order or any similar provision having the force or effect of law.

“Liabilities” or “Liability”	means, with respect to any Person, all debts, obligations, liabilities owed by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.
“Lien”

means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, Law, equity or otherwise.

“Liquidation Event”	means any of the following events: (a) any liquidation, dissolution or winding up of a

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Group Member that has assets with a total book value or market value of more than US$10,000,000; and (b) any Change of Control Event of the Group or a Group Member that has assets with a total book value or market value of more than US$10,000,000.

“Loss”

means with respect to any Person, any action, claim, cost, damage, deficiency, diminution in value, disbursement, expense, Liability, loss, obligation, penalty, settlement, suit, or tax of any kind or nature, together with all interest, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense  of  claims  and  amounts  paid  in settlement, that may be imposed on or otherwise incurred or suffered by such Person, whether directly or indirectly.

“Major Shareholders”	means the Persons listed in Part A of Schedule 1 to the Securities Holders’ Agreement.
“Management Parites”	means the Persons listed in Part B of Schedule 1 to the Securities Holders’ Agreement.
“Material Adverse Effect”	has the meaning ascribed to it in the Securities Purchase Agreement.
“Member”	means a duly registered holder from time to time of the shares in the capital of the Company.
“Memorandum of Association”	means the amended and restated memorandum of association of the Company, as amended and restated from time to time by a Special Resolution and in accordance with Article 31.
“Note”	means each of the First Note or the Second Note.
“month”	means a calendar month.
“New Securities”	has the meaning ascribed to it in Article 24(a).

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“Non-Electing Offerees”	has the meaning ascribed to it in Article 13(b).
“Offer Period”	has the meaning ascribed to it in Article 13(b).
“Offer Price”	has the meaning ascribed to it in Article 13(a).
“Offered Shares”	has the meaning ascribed to it in Article 13(a).
“Offeree”	has the meaning ascribed to it in Article 13(b).
“on an as-converted basis”

means,  at  any  given  time,  assuming  the conversion, exercise and/or exchange of all Equity Securities then issued and outstanding, which are directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares or into or for other Equity Securities (including Preferred Shares) which are convertible into Ordinary Shares and the conversion, exercise and/or exchange of such other Equity Securities, including without limitation exchange of the Notes then issued and outstanding and conversion of all Preferred Shares into Ordinary Shares.

“ordinary resolution”

means a resolution (a) passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regards shall be had in computing a majority to the number of votes to which each Member is entitled; or (b) approved in writing by the Members holding a simple majority of voting rights at a general meeting of the Company in one or more inistruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares”	means the ordinary share in the capital of the Company with a par value of US$0.0001 per share having the rights set out in these Articles, and each, an “Ordinary Share”.
“Oversubscription Rights”	has the meaning ascribed to it in Article 139.

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“PAG”

means PAG Growth Lynx Holding (BVI) Limited, a company incorporated under the laws of British Virgin Islands, or the holders of a majority of the Equity Securities purchased by PAG under the Securities Purchase Agreement on an as-converted basis.

“PAG Director”	has the meaning ascribed to it in Article 82.
“paid-up”	means paid-up and/or credited as paid-up.
“Person”	means any natural person, firm, company, Government Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).
“Preemptive Rights”	has the meaning ascribed to it in Article 139.
“Preferred Shares”	means, collectively, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares and Series B Preferred Shares, and each, a “Preferred Share”.
“Proposed Issuance”	has the meaning ascribed to it in Article 141.
“Proposed Recipient”	has the meaning ascribed to it in Article 139.
“Pro Rata Share”

means, with respect to a Securities Holder at any time, the proportion, expressed as a percentage, that the number of Ordinary Shares held by such Shareholder bears to the aggregate number of Ordinary Shares outstanding, in each case on an as-converted basis at such time.

“Purchased Shares”

means such number of Series A-1 Preferred Shares as may be subscribed by PAG pursuant to section 2.2 of the Securities Purchase Agreement, as adjusted for any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting such Preferred Shares.

“Qualified IPO”

means a firm underwritten public offering of shares of the Company on internationally recognized stock exchange approved by the Board that implies a pre-money valuation of the Group Members (based on the price per share

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offered to the public in such offering) of at least (x) US$800,000,000 million, if such offering is completed on or prior to December 31, 2022, (y) US$1,000,000,000, if such offering is completed after December 31, 2022 but on or prior to December 31, 2024, or (z) such higher amount as may be approved by the Board (including the approval of the PAG Director), if such offering is completed after December 31, 2024.

“Right of First Refusal”	has the meaning ascribed to it in Article 13(b).
“Redemption Notice”	has the meaning ascribed to it in Article 28.
“Redemption Price”	has the meaning ascribed to it in Article 27.
“registered office”	means the registered office for the time being of the Company.
“Rollover Transactions”	has the meaning ascribed to it in the Securities Purchase Agreement.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Second Completion”	means the completion of subscription for Purchased Shares pursuant to section 2.2 of the Securities Purchase Agreement.
“Second Note”	has the meaning ascribed to it in the Securities Holders’ Agreement.
“Secretary”	includes an Assistant Secretary and any Person appointed to perform the duties of Secretary of the Company.
“Securities Act”	means the United States Securities Act of 1933, as amended.
“Securities Holder”

means (a) PAG, (b) the Issuer, (c) Cayman 2 and (d) any other Person who becomes a holder of Equity Securities of the Company and becomes party to the Securities Holders’ Agreement by executing a Deed of Adherence substantially in the form attached thereto, in each case for so long as such Person remains a holder of Equity Securities of the Company,

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and in the case of any Securities Holder that is a natural Person shall be deemed to include the estate of such Securities Holder and the executor, conservator, committee or other similar legal representative of such Securities Holder or such Securities Holder’s estate following the death or incapacitation of such Securities Holder.

“Securities Holders’ Agreement”

means the Securities Holders’ Agreement by and among the Company, the Issuer, Cayman 2, the Major Shareholders, the Management Parties, Woods Investment Company, Ltd. and PAG dated October 12, 2021, as amended, supplemented, restated or replaced from time to time.

“Securities Purchase Agreement”

means a securities purchase agreement by and among the Company, the Issuer, Cayman 2, the Major Shareholders, the Management Parties, Woods Investment Company, Ltd. and PAG dated July 5, 2021 or   such   other   date,   as   amended, supplemented, restated or replaced from time to time.

“Series A Preferred Shares”	means collectively, the Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares.
“Series A-1 Liquidation Preference”	has the meaning ascribed to it in Article 134(a).
“Series A-1 Preferred Shares”

means the series A-1 convertible preferred shares, par value of US$0.0001 per share, in the share capital of the Company having the rights, preference and privileges attaching to it as set out in the Articles.

“Series A-2 Liquidation Preference”	has the meaning ascribed to it in Article 134(b).
“Series A-2 Preferred Shares”	means the series A-2 convertible preferred shares, par value US$0.0001 per share, in the share capital of the Company having the rights,

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preference and privileges attaching to it as set out in the Articles.
“Series A-3 Liquidation Preference”	has the meaning ascribed to it in Article 134(c).
“Series A-3 Preferred Shares”

means the series A-3 convertible preferred shares, par value US$0.0001 per share, in the share capital of the Company having the rights, preference and privileges attaching to it as set out in the Articles.

“Series B Liquidation Preference”	has the meaning ascribed to it in Article 134(d).
“Series B Preferred Shares”

means  the series  B convertible  preferred shares, par value US$0.0001 per share, in the share capital of the Company having the rights, preference and privileges attaching to it as set out in the Articles.

“Share” and “Shares”	means a share or shares in the capital of the Company and includes a fraction of a share.
“Share Premium Account”

means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Shareholders”

means (a) any holder of Shares and (b) any other Person who becomes a holder of Shares and a party to the Securities Holders’ Agreement by executing a Deed of Adherence substantially in the form attached thereto, in each case for so long as such Person remains a holder of Shares, and in the case of any Shareholder that is a natural Person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder’s estate following the death or incapacitation of such Shareholder.

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“Special Resolution”

means, in accordance with the Statute and these Articles, a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a majority of not less than two thirds (2/3) (or such greater number as may be specified in these Articles) of the vote cast, as provided in the Law, or a written resolution passed by unanimous consent of all Members entitled to vote.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.
“Subsidiary” or “Subsidiaries”	means, with respect to any given Person, any other Person that is not a natural person and that is Controlled by such given Person.
“TLC”	means Taiwan Liposome Company, Ltd, a company established under the laws of Taiwan.
“TLC Group”	means collectively TLC and all Subsidiaries of TLC, and “TLC Group Member” means any of them.
“Transfer”	has the meaning ascribed to it in Article 12.
“Transfer Notice”	has the meaning ascribed to it in Article 13(a).
“Transferee”	has the meaning ascribed to it in Article 13(a).
“Transferring Shareholder”	has the meaning ascribed to it in Article 12(b).
“Trigger Event”	has the meaning ascribed to it in Article 27.
“USD Equivalent”	means the USD equivalent calculated at the applicable foreign exchange used for the Rollover Transactions.
“Warrantors”	means collectively the parties to the Securities Holders’ Agreement other than PAG and any holder of Series A-3 Preferred Shares.

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1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice-versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing Persons include corporations as well as any other legal or natural Person;

(d)	"written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an electronic record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	) references to provisions of any Law shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

(g)

any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)

the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing these Articles;

(j)	any requirements as to delivery under these Articles include delivery in the form of an electronic record;
(k)

any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act (As Revised);

(l)	sections 8 and 19(3) of the Electronic Transactions Act (As Revised) shall not apply;

(m)

the term “clear days” in relation to the period of a notice means that period exclusing the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

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(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

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CERTIFICATES FOR SHARES

3

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Share certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the Person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

4

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

5

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescrbe, and (in the case of a defacement or wearing out) upon delivery of the old certificate.

6

Every share certificate sent in accordance with the Articles will be sent at the risk of the Members or other Person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

ISSUE OF SHARES

7

Subject to the relevant provisions, if any, in the Memorandum of Association,these Articles, the Securities Holders’ Agreement and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such Persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

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8

The Company shall maintain a register of its Members and every Person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two (2) months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one (1) certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several Persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

9

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of Members in respect thereof.

10

The Directors may decline to register any transfer of Shares with reasonable cause. The Directors shall register any transfer of Shares except where holders proposing or effecting the transfers of the Shares are subject to binding written agreements with the Company and other Securities Holder which restrict the transfer of the Shares held by such holders and such holders have not complied with the terms of such agreements or the restrictions have not been waived in accordance with their terms. If the Directors refuse to register a transfer, they shall notify the transferee within five (5) Business Days of such refusal, providing a detailed explanation of the reason therefor. Notwithstanding the foregoing, if a transfer complies with the holder’s transfer obligations and restrictions set forth in agreements with the Company and other Securities Holder (including the Securities Holders’ Agreement), the Directors shall register such transfer.

11

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

RESTRICTIONS ON TRANSFERS

12	Restriction on Transfers

(a)

Lock-up. Without the prior written consent of PAG, the granting of which shall be in the sole discretion of PAG and except for the Encumbrance created by the Security Documents, none of the holders of the Equity Securities of the

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Company other than PAG shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (including through swap or similar arrangements), or suffer to exist (whether by operation of law or otherwise) any Encumbrance on (“Transfer”), any Equity Securities in the Company or any right, title or interest therein or thereto, except for (i) any Transfer of Shares in any Group Member pursuant to the Company’s corporate restructuring as required by the Company and approved by PAG in connection with a Qualified IPO, (ii) any Transfer of Series A-2 Preferred Shares by the Issuer to any holder of series A preferred shares of the Issuer upon exchange of the series A preferred shares of the Issuer at Second Completion, or (iii) any Transfer of Series A-3 Preferred Shares by Cayman 2 to any holder of series A preferred shares of Cayman 2 upon exchange of the series A preferred shares of Cayman 2 at the Second Completion (a “Permitted Transfer”). Any attempt to Transfer in violation of these Articles 12 through 17 shall be null and void ab initio, and the Company shall not register any such Transfer.

(b)

Transfers Subject to Right of First Refusal and Right of First Sale. Subject to Article 12(a), if any Shareholder other than PAG (a “Transferring Shareholder”) proposes to Transfer any Equity Securities in the Company (an “Existing Shareholder Transfer”), each holder of Series A-1 and Series A-2 Preferred Shares or the Notes shall have a Right of First Refusal (as defined hereafter) and a Right of First Sale (as defined hereafter) with respect to such Transfer as provided in Article 13 and Article 14, respectively.

13	Right Holders’ Right of First Refusal

(a)

Existing Shareholder Transfer Notice. If a Transferring Shareholder receives a bona fide offer to acquire Equity Securities in the Company and proposes to accept such offer, it shall send written notice (the “Transfer Notice”) to each holder of Series A-1 Preferred Shares and Series A-2 Preferred Shares or the Notes, which notice shall state (i) the name of the Transferring Shareholder, (ii) the name and address of the proposed transferee (the “Transferee”), (iii) the type and number/amount of Equity Securities to be Transferred (the “Offered Shares”), (iv) the amount of the proposed consideration for the Transfer which shall be in cash only, (v) the expected date of consummation of the proposed Transfer, (vi) a representation that the proposed Transferee has been informed of the Right of First Refusal and Right of First Sale provided for in Article Article 13 and Article 14 and has further agreed to purchase all Equity Securities required to be purchased in accordance with the terms of Article 14, (vii) a representation that no consideration, tangible or intangible, is being provided to such Transferring Shareholder that is not reflected in the price to be paid to a holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes

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exercising its Right of First Sale, and (viii) the other material terms and conditions of the proposed Transfer. Such Transfer Notice shall be accompanied by a copy of any written proposal, term sheet or letter of intent or other similar agreement relating to the proposed Transfer. The total value of the consideration for the proposed Transfer is referred to herein as the “Offer Price”.

(b)

Right of First Refusal. For a period of thirty (30) days after delivery of a Transfer Notice (the “Offer Period”), each holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes (an “Offeree”) shall have the right (“Right of First Refusal”), exercisable by each Offeree through the delivery of an Acceptance Notice as provided in Article 13(c), to purchase in aggregate all or part of the Offered Shares at a per share purchase price equal to the per share Offer Price and substantially upon the other terms and conditions set forth in the Transfer Notice. Each Offeree shall have the right to purchase a number of Offered Shares (such Offeree’s “First Refusal Allocation”) equal to the total number of Offered Shares multiplied by a fraction, the numerator of which is the number of the Equity Securities of the Company held by such Offeree and the denominator of which is the total number of the Equity Securities of the Company held by all Offerees, in each case on an as-converted basis. In addition, if one or more Offerees (“Non-Electing Offerees”) declines or is deemed pursuant to Article 13(c) to have waived its Right of First Refusal, each Offeree electing to exercise its Right of First Refusal (an “Electing Offeree”) shall have the right as provided in Article 11(c) to purchase all or a portion of the Offered Shares constituting the aggregate First Refusal Allocations of the Non-Electing Offerees (the “Excess Offered Shares”). Each Offeree may assign upon written notice to the Company to its Affiliate(s) its right to acquire Offered Shares pursuant to this Article 13.

(c)

Exercise of Right. The Right of First Refusal under Article 13 shall be exercisable by delivering written notice of exercise (an “Acceptance Notice”) within the Offer Period to the Transferring Shareholder, with a copy to the Company. An Acceptance Notice shall include a statement of the number of Offered Shares (up to the total number of Offered Shares) that such Offeree is willing to purchase. Each Acceptance Notice shall include a statement of (i) the number of the Equity Securities of the Company held by such Offeree on an as- converted basis and (ii) the maximum number of Excess Offered Shares (up to the total number of Offered Shares less such Offeree’s First Refusal Allocation) that such Offeree is willing to purchase, if any. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such Offeree to purchase the relevant number of Offered Shares determined in accordance with Article 13. The failure of an Offeree to give an Acceptance Notice within the

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Offer Period shall be deemed to be a waiver of such Offeree’s Right of First Refusal.

(d)

Allocation of Excess Offered Shares. Each Electing Offeree shall have the right to purchase the number of Excess Offered Shares specified in such Electing Offeree’s Acceptance Notice; provided that, if the number of Excess Offered Shares is less than the aggregate number of Excess Offered Shares that the Electing Offerees have indicated they are willing to purchase in their Acceptance Notices, the Excess Offered Shares shall be allocated by the Company as necessary such that each Electing Offeree shall have a right to purchase (i) not less than the total number of Excess Offered Shares multiplied by a fraction, the numerator of which is the number of the Equity Securities of the Company held by such Electing Offeree and the denominator of which is the total number of the Equity Securities of the Company held by all Electing Offerees, in each case on an as-converted basis, and (ii) not more than the maximum number of Excess Offered Shares specified in such Electing Offeree’s Acceptance Notice.

(e)

Sale to Third Party Purchaser. Unless the Offerees elect to purchase all of the Offered Shares, the Transferring Shareholder may Transfer all of the remaining Offered Shares to the Transferee identified in the Transfer Notice on the terms and conditions set forth in the Transfer Notice; provided, however, that (i) such sale is bona fide, (ii) the price for the sale to the Transferee is a price not less than the Offer Price and the sale is otherwise on terms and conditions no less favorable to the Transferring Shareholder than those set forth in the Transfer Notice and (iii) the Transfer is made (x) within forty-five (45) days after the giving of the Transfer Notice if no government approvals are required for the Transfer, or (y) within fifteen (15) days after receipt of requisite government approvals for the Transfer (if any). If such a Transfer does not occur within such period set forth in this Article 13(e) for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Shares may be made by the Transferring Shareholder thereafter without again making an offer to the holders of the Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes in accordance with this Article 13.

(f)

Closing. The closing of any purchase of Offered Shares by an Offeree shall be conducted through remote exchange of documents on the 45th day after the giving of the Transfer Notice or at such other time as the parties to the transaction may agree. Such 45-day period shall be extended for an additional period if necessary to obtain any regulatory approvals required for such purchase and payment. At such closing, the Transferring Shareholder shall deliver certificates representing the Offered Shares, accompanied by duly

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executed instruments of transfer and the Transferring Shareholder’s portion of unpaid requisite transfer taxes, if any. Such Offered Shares shall be free and clear of any Encumbrance (other than Encumbrances arising hereunder or attributable to actions by such Offeree), and the Transferring Shareholder shall so represent and warrant and shall further represent and warrant that it is the beneficial and registered owner of such Offered Shares. Each Offeree purchasing Offered Shares shall deliver at such closing payment in full of the purchase price for the relevant Offered Shares it has elected to purchase. At such closing, in respect of each Offeree’s transaction with the Transferring Shareholder, both the parties to such transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the relevant Offered Shares to such Offeree, and the Company shall update the register of members to reflect the transfer of such Offered Shares.

14	Right of First Sale

(a)

Right of First Sale. In addition to the Right of First Refusal under Article 13 and subject to Article 12, if any Transferring Shareholder proposes to make an Existing Shareholder Transfer, each holder of the Series A-1 Preferred Shares, Series A-2 Preferred Shares, or the Notes shall have the right (the “Right of First Sale”) but not the obligation to require the Transferee in an Existing Shareholder Transfer to purchase from such holder, for the same unit consideration and upon substantially the same terms and conditions as to be paid and given to the Transferring Shareholder, up to such number of the Equity Securities equal to the product of the Equity Securities held by such holder of the Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes multiplied by a fraction, the numerator of which is the number of Equity Securities proposed to be Transferred by the Transferring Shareholder and the denominator of which is the total number of Equity Securities held by the Transferring Shareholder, in each case on an as converted basis, except that the total principal amount of the Notes then held by PAG may be included (collectively, the “Co-Sale Securities”).

(b)

Exercise of Right. Within thirty (30) days following the delivery of a Transfer Notice by a Transferring Shareholder, each holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes electing to exercise its Right of First Sale shall deliver a written notice of such election to the Transferring Shareholder with a copy to the Company, specifying the type and amount of Co-Sale Securities with respect to which it has elected to exercise its Right of First Sale. Such notice shall be irrevocable and shall constitute a binding agreement by such holder of the Series A-1 Preferred Shares, Series A-2 Preferred Shares, or the Notes to Transfer such Equity Securities on the terms

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and conditions set forth in the Transfer Notice. Each holder of the Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes electing to exercise its Right of First Sale shall only be required to make representations and warranties on its ownership of and authority to sell Co-Sale Securities it elects to Transfer.

(c)

Closing. Where any holder of the Series A-1 Preferred Shares, Series A-2 Preferred Shares, or the Notes has elected to exercise its Right of First Sale and the proposed Transferee in an Existing Shareholder Transfer fails to purchase all of the Co-Sale Securities specified in the notice by such holder in Article 14, the Transferring Shareholder shall not make the proposed Transfer, and if purported to be made, such Transfer shall be void.

15

Transfers in Compliance with Law. Notwithstanding any other provision of these Articles, no Transfer may be made by a Shareholder unless (a) the transferee has agreed in writing to be bound by the terms and conditions of the Securities Holders’ Agreement pursuant to a Deed of Adherence substantially in the form attached to the Securities Holders’ Agreement as Exhibit C, (b) the Transfer complies in all respects with the other applicable provisions of these Articles and (c) the Transfer complies in all respects with applicable securities laws.

16

Avoidance of Restrictions. The Transfer restrictions in these Articles shall not be capable of being avoided by the holding of Equity Securities in the Company indirectly through a company or other entity that can itself be sold in order to dispose of an interest in such Equity Securities free of such restrictions. Any Transfer or other disposal of any Equity Securities (or other interest) in any direct or indirect holding company set up to hold Equity Securities in the Company by a Shareholder shall be treated as being a Transfer of the Equity Securities in the Company held by such Shareholder, and the provisions of these Articles that apply in respect of the Transfer of Equity Securities in the Company shall apply in respect of the Equity Securities so held.

17	Sale to Competitors. Without the prior written consent of the Company and PAG, none of the holders of Preferred Shares may Transfer any Preferred Shares to a Direct Competitor.

18

Notice of Transfer. Within five (5) Business Days after recording any Transfer of Equity Securities on its register of members (or other applicable register), the Company shall send a notice to each Shareholder and PAG stating that such Transfer has taken place and setting forth the name of the transferor, the name of the transferee and the number and class of Equity Securities involved.

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REDEEMABLE SHARES

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(a) Subject to the provisions of the Statute, these Articles (including without limitation Article 31), the Memorandum of Association and the Securities Holders’ Agreement, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed.

(b) Subject to the provisions of the Statute, these Articles (including without limitation Article 31), the Memorandum of Association and the Securities Holders’ Agreement, the Company may purchase its own shares (including any redeemable shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

VARIATION OF RIGHTS OF SHARES

20

Unless otherwise provided in Article 31, and subject to the provisions of Article 31 and the Securities Holders’ Agreement, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class, be varied with the consent in writing of the holders representing more than two thirds (2/3) of the voting power of the issued and outstanding shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) Person holding or representing by proxy at least one-third (1/3) of the voting power of the issued and outstanding shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

21

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

22

Subject to the provisions of Article 31, the Company may in so far as the Statute from time to time permits, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any

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shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or a combination of any of the foregoing. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

23	The holders of Preferred Shares shall have the rights described below with respect to the conversion of Preferred Shares into Ordinary Shares:

(a)

Conversion Ratio. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Preferred Share shall be the quotient of the USD Equivalent of the Bidco Redemption Price divided by the conversion price then applicable to Preferred Shares (the “Conversion Price”), which shall initially be the USD Equivalent of the Bidco Redemption Price, resulting in an initial conversion ratio for Preferred Shares and Ordinary Shares of 1:1, and shall be subject to adjustment and readjustment from time to time pursuant to Article 24.

(b)

Optional Conversion. Unless converted earlier pursuant to Article 23(c), any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such Shares, without the payment of any additional consideration (provided that, if any Preferred Share has not been fully paid-up in accordance with the terms of issue thereof prior to such conversion, the Ordinary Share(s) so converted shall remain subject to the payment requirements in accordance with the terms of issue of the Preferred Share), into fully paid-up and non-assessable Ordinary Shares based on the Conversion Price.

(c)

Automatic Conversion. Each Preferred Share shall automatically be converted, based on the Conversion Price, without the payment of any additional consideration into fully paid-up and non-assessable Ordinary Shares upon the consummation of a Qualified IPO. Any conversion pursuant to this Article 23(c) shall be referred to as an “Automatic Conversion”.

(d)	Conversion Mechanism. The conversion hereunder of any applicable Preferred Share shall be effected in the following manner:

(i)

Except as provided in Articles 23(d)(ii) and 23(d)(iii) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit

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of lost certificate and indemnity therefor) at the office of the Company or of the Company Secretary for such Share to be converted and shall give notice to the Company at its principal office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of applicable Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the register of members of the Company shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(ii)

If the conversion is made in connection with an underwritten public offering of securities, the conversion will be conditioned upon the closing of the sale of securities pursuant to such offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the closing of such sale of securities.

(iii)

Upon the occurrence of an event of Automatic Conversion, all holders of Preferred Shares to be automatically converted will be given at least twenty (20) days’ prior written notice of the date fixed for the closing of the Qualified IPO and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 23(d)(iii). On or before the date fixed for conversion, each holder of such Preferred Shares shall surrender the applicable certificate or certificates (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) for all such shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall promptly effect such conversion and update its register of members to reflect such conversion, and all rights with respect to such Preferred Shares so converted will terminate, with the exception of (i) the right of a holder thereof to receive the Ordinary Shares issuable upon conversion of such Preferred Shares, and upon surrender of the certificate or certificates therefor (if any) (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), to receive certificates (if

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applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted, and (ii) the rights of a holder thereof specified under Article 23(d)(iv) and Article 23(d)(v). All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Company shall, as soon as practicable but in any event within five (5) days after the surrender of such certificates, deliver to the holder thereof new certificate(s) representing the number of fully-paid and  non-assessable  Ordinary Shares into which such Preferred Share is entitled to be converted.

(iv)

The Company may effect the conversion of Preferred Shares in any manner available under Applicable Laws, including redesignation and reclassification of the relevant Preferred Shares into Ordinary Shares, or redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(v)

No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, at the discretion of the Board of Directors, either (A) pay cash equal to such fraction multiplied by the Conversion Price of the applicable Preferred Share, or (B) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(vi)

Upon conversion, all accrued but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all accrued but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of a number of further Ordinary Shares equal to the value of such cash amount divided by the applicable Conversion Price, at the option of the holders of the applicable Preferred Shares.

(e)

Availability of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares, free of Liens of any kind, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time

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be sufficient to effect the conversion of all issued and outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company shall take such corporate action as may, in accordance with the Articles and the Statute, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(f)

Cessation of Certain Rights on Conversion. Subject to Article 23(d), on the date of conversion of any series of Preferred Shares to Ordinary Shares, the holder of the Preferred Shares to be converted shall cease to be entitled to any rights in respect of such Preferred Shares and accordingly his name shall be removed from the register of Members as the holder of such Preferred Shares and shall correspondingly be inserted onto the register of Members as the holder of the number of Ordinary Shares into which such Preferred Shares converts.

(g)	Ordinary Shares Resulting from Conversion. The Ordinary Shares resulting from the conversion of the Preferred Shares:

(i)	shall be credited as fully paid and non-assessable;

(ii)	shall rank pari passu in all respects and form one class with the Ordinary Shares then issued; and

(iii)	shall entitle the holder to all dividends payable on the Ordinary Shares by reference to a record date after the date of conversion.

ADJUSTMENTS TO CONVERSION PRICE

24 (a)	Special Definitions.For the purposes of this Article 24, the following definitions shall apply:

(i)	“Convertible Securities” means any evidences of notes, indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

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(ii)

“New Securities” means any Preferred Shares, any Ordinary Shares or other Equity Securities of the Company issued after the First Completion Date; provided, however, that the term “New Securities” shall not include any of the following:

(A)	Preferred Shares issued upon exchange of the Notes;

(B)	Ordinary Shares issued upon conversion of the Preferred Shares;

(C)	securities issued as a dividend or distribution on the Shares to which all Shareholders are entitled on a pro rata basis;

(D)	securities issued upon share split, share dividend or any subdivision of Shares;

(E)	Shares (or options or warrants therefor) issued to officers, directors, employees and consultants of the Company pursuant to a duly approved ESOP;

(F)	any securities issued pursuant to a Qualified IPO of the Company; and

(G)

Preferred Shares issued under the Securities Purchase Agreement, including Series A-1 Preferred Shares issued to PAG and  Ordinary  Shares and Series  A-2 Preferred Shares issued to the Issuer and Ordinary Shares, Series A-3 Preferred Shares and Series B Preferred Shares issued to Cayman 2 in the Rollover Transactions.

(iii)	“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(b)

No Adjustment of Conversion Price. Notwithstanding any provision to the contrary contained herein, no adjustment in the Conversion Price shall be made in respect of the issuance of New Securities unless the issue price per Ordinary Share for such New Securities issued or deemed to be issued by the Company is lower than the Conversion Price in effect on the date of and immediately prior to such issue.

(c)

Deemed Issuance of New Securities. In the event that the Company shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of Shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary

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Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Article 24(c) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that New Securities shall be deemed to not have been issued unless the issue price per Ordinary Share (as determined pursuant to Article 24(e)) of such New Securities would be less than the applicable Conversion Price on the date of and immediately prior to such issue, or such record date, as the case may be; provided, further, that in any such case in which New Securities are deemed to be issued:

(i)

other than adjustments contemplated under clauses (ii) or (iii) below, no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price with respect to any Preferred Share computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually

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received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Article Article 24(e)) upon the issue of the Convertible Securities with respect to which such options were actually exercised;

(iv)

no re-adjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price with respect to any Preferred Share to an amount which exceeds the Conversion Price with respect to such Preferred Share that would have been in effect had no adjustments in relation to the issuance of the Options or Convertible Securities as referenced in clause (ii) or (iii) above; and

(v)

if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price with respect to any Preferred Share which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price with respect to such Preferred Share shall be adjusted pursuant to Article 24(c) as of the actual date of their issuance.

(d)	Adjustment of Conversion Price upon Issuance of New Securities below the Conversion Price

(i)

In the event of an issuance or deemed issuance of New Securities for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) (the “New Issue Price”) less than the Conversion Price with respect to any Series A-1 Preferred Share in effect immediately prior to such issue or deemed issue, then the

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applicable Conversion Price with respect to such Series A-1 Preferred Share shall be reduced, concurrently with such issue, to the New Issue Price.

(ii)

In the event that the New Issue Price is less than the Conversion Price with respect to any Series A-2 Preferred Share, Series A-3 Preferred Share and Series B Preferred Share in effect immediately prior to such issue or deemed issue, the applicable Conversion Price shall be reduced, concurrently with such issue or deemed issue, to a price determined as set forth below, being no less than par value. The mathematical formula for determining the adjusted applicable Conversion Price is as follows and is subject to the more detailed textual description set forth thereafter:

AP =OP * (OS + (NP/OP))/(OS + NS)

WHERE:

AP =adjusted applicable Conversion Price

OP =old applicable Conversion Price in effect immediately before the issuance of New Securities

OS =the number of issued and outstanding Shares (calculated on an as-converted basis) immediately before the New Securities are issued

NP =the total consideration received for the issuance of New Securities

NS =the number of New Securities issued

(e)	Determination of Consideration. For the purposes of this Article 24, the consideration received by the Company for the issuance or deemed issuance of any New Securities shall be computed as follows::

(i)	Except as provided in clause (ii) below, such consideration shall:

(A)

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

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(B)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board; provided that no value shall be attributed to any services performed by any employee, officer or director of any Group Member; and

(C)

in the event that New Securities are issued or deemed issued together with other Shares or securities in or other assets of the Company for consideration which covers both such New Securities and such other Shares or securities or other assets, be the proportion of such consideration so received with respect to such New Securities, computed as provided in Article clauses (A) and (B) above, as determined in good faith by the Board.

(ii)

The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Article 24(c), relating to Options and Convertible Securities, shall be determined by dividing

(A)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities (determined in the manner described in Article 24(e)(i)), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Share Subdivisions, Combinations or Consolidations of Equity Securities. In the event that the outstanding Ordinary Shares shall be subdivided (by share dividend, share split or otherwise) into a greater number of Ordinary Shares, the Conversion Price then in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event that the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a smaller number of Ordinary Shares, the Conversion Price then in effect immediately prior to such

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combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g)

Adjustments for Other Distributions. In the event that the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive, any distribution payable in securities in or assets of the Company other than Ordinary Shares, then and in each such event, provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities in or assets of the Company that they would have  received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Article 24 with respect to the rights of the holders of the Preferred Shares.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of any Preferred Shares shall be changed into the same or a different number of Shares of any other class or classes of Shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of Shares provided for above), then and in each such event the holder of each such Preferred Share shall have the right thereafter to convert such Preferred Share into the kind and amount of Shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders  upon conversion of the applicable Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)

Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 24 are not strictly applicable, but the failure to make any adjustment to the applicable Conversion Price would not fairly protect the conversion rights of the Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall

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determine the appropriate adjustment to be made, on a basis consistent with the essential intent and  principles  established in  this  Article 24,  necessary  to preserve, without dilution, the conversion rights of the Preferred Shares.

(j)

No Impairment. The Company shall not, by amendment of the Memorandum or the provisions of these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Article 24 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(k)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Article 24, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and furnish to each holder of the Preferred Shares who is affected by such adjustment or readjustment a certificate setting forth such adjustment or readjustment, by first class mail, postage prepaid, at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of the Ordinary Shares and the type and amount, if any, of other property which would be received upon the conversion of the applicable Preferred Shares after such adjustment or readjustment.

(l)	Miscellaneous.

(i)

All calculations under this Article 24 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share. Upon conversion of such number of Preferred Shares, the resultant aggregate number of Ordinary Shares to be issued to each holder of Preferred Shares if not a whole number (but part or fraction of an Ordinary Share), shall be rounded up to the nearest multiple of one (1) Ordinary Share such that the resultant aggregate number of Ordinary Shares to be issued to such holder of Preferred Shares shall be a whole number.

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(ii)

No adjustment in the applicable Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than US$0.005. Any adjustment of less than US$0.005 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.005 or more in the applicable Conversion Price.

(iii)

The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which such Preferred Shares so converted were registered.

NOTICES OF RECORD DATE

25	In the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for a subscription to the holders of any class or series of its shares on a pro-rata basis, any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares issued and outstanding involving a change in the Ordinary Shares; or

(d)	to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up,

then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)

at least twenty (20) days’ prior written notice specifying the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto); and

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(ii)

in the case of the matters referred to in (c) and (d) above, at least twenty (20) days’ prior written notice specifying the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverables upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

26

If any of the Trigger Events (as defined hereafter) occurs, a holder of Series A-1 Preferred Shares shall have the right to require the Company to redeem all or any portion of the Series A-1 Preferred Shares it holds at a price equal to an amount that would yield an Internal Rate of Return of fifteen percent (15%) on the applicable investment cost for such Shares to be redeemed (the “Redemption Price”), provided that if the Trigger Event is a Change of Control Event, the Redemption Price shall equal to product of the per-share liquidation amount payable in accordance with Article 134 and the number of Shares to be redeemed.

27	The occurrence of any of the following events shall constitute a “Trigger Event”:

(a)

any Warrantor defaults in the observance or performance of any other covenant, condition or agreement contained in the Securities Holders’ Agreement or any other Basic Document in any material respect, and such default is not curable, or if curable, shall have not been cured within thirty (30) days after the Company is notified in writing of such default by PAG;

(b)

any other representation, warranty, certification or statement made by or on behalf of any Warrantor in the Securities Purchase Agreement or any other Basic Document, or in any certificate or other document delivered pursuant thereto, is incorrect, misleading or false when made in any material respect;

(c)	any Change of Control Event;

(d)

any Group Member defaults in making, or become unable to make, any payment of indebtedness (including any other note issued pursuant to the Securities Purchase Agreement) on the scheduled or original due date thereof and commences negotiation with one or more creditors so as to enter into any arrangement or to make any distribution to such creditors;

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(e)	one or more final judgments or decrees shall have been entered against any Group Member involving a liability in excess of US$5,000,000 (to the extent not paid or fully covered by insurance);

(f)

any obligation of any Warrantor under the Securities Holders’ Agreement and any other Basic Document becomes illegal, invalid, non-binding or unenforceable, or any Warrantor takes any action to challenge the legality, validity and enforceability of any such obligation;

(g)

TLC fails to file a validated (meaning the FDA does not issue a Refusal to File (“RTF”) letter) New Drug Application in respect of TLC599 to the U.S. Food and Drug Administration (“FDA”) by September 30, 2022 unless TLC enters into a binding licensing agreement by September 30, 2022 on the right to commercialize TLC599 with upfront and milestone payments in aggregate of US$500 million or more to TLC with a validated New Drug Application filed to the FDA by the later of (x) September 30, 2022 or (y) six (6) months after signing of the binding licensing agreement;

(h)	the Company fails to complete a Qualified IPO by December 31, 2024;

(i)

there is any change, effect, event, occurrence, state of facts or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect since the First Completion Date; or

(j)

any of the Management Parties and Major Shareholders is found guilty of fraud, embezzlement, insider trading or similar act or violation of moral turpitude in a final criminal conviction (other than minor traffic violations or similar offenses).

28

The redemption right under Article 26 shall be exercisable by a holder of Series A-1 Preferred Shares delivering a written notice (the “Redemption Notice”) to the Company at any time after occurrence of a Trigger Event. The Redemption Price shall be payable in US dollars in immediately available funds. The Company shall pay the holder the Redemption Price within twenty (20) Business Days after delivery of a Redemption Notice. If any Redemption Price is not paid in full by the due date, any unpaid amount shall accrue interest at the rate of eighteen percent (18%) per annum with respect to any unpaid Redemption Price, commencing from (and including) such due date to (but excluding) the date such amount plus accrued interest thereon is paid in full.

29	Upon the receipt of any Redemption Notice:

(a)

the Company shall not, and shall not permit any other Group Member to, take any action which could have the effect of delaying, undermining or restricting the redemption process pursuant to Article 28;

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(b)

the Company shall, and shall cause the other Group Members to, effect the redemption requested by a holder of Series A-1 Preferred Shares in accordance with Article 26 as soon as possible, and to increase the amount of funds legally available to the Company for the purposes of allowing the Company to fulfil its payment obligations under Article 26, including without limitation, borrowing funds, selling assets, distributing available dividends, applying for and obtaining approval for reduction of capital of any Group Member or liquidating any Group Member and making liquidation distributions, and causing any other Group Member to distribute any and all available funds to the Company for purposes of paying the Redemption Price; and;

(c)

until the date on which the Redemption Price and any interest accrued thereon is fully paid pursuant to Article 28, the Company shall not, and shall cause each other Group Member not to, declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution other than by payment of the Redemption Price.

30

Only upon receipt in full of the Redemption Price, shall a holder of Series A-1 Preferred Shares be required to surrender the Shares to be redeemed. If the Company is prohibited by applicable Law from redeeming all applicable Series A-1 Preferred Shares to be redeemed on a redemption date, those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon. Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due.

Without limiting any rights of the holders of Series A-1 Preferred Shares which are set forth in these Articles, or are otherwise available under applicable Law, the Series A-1 Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the rights (including its voting rights), powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to all of such shares.

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PROTECTIVE PROVISIONS

31

Subject to any additional requirements as may be imposed by Law, the Company shall not, and shall cause the other Group Members not to, without the approval of PAG, take any actions with respect to any of the matters set forth below, for so long as PAG and its Affiliates hold at least fifty-one percent (51%) of the principal amount of the Note it acquired at First Completion or the Exchange Shares it acquires upon exchange of such Note or, after Second Completion, at least fifty-one percent (51%) of the Series A-1 Preferred Shares it acquired at Second Completion:

(a)	amend, restate, modify or waive any provision of its constitutional documents in a manner that adversely affects the power, preference or rights of the Notes, the Preferred Shares or PAG;

(b)	make any material change to the scope of the principal business, or expand into any business area or conduct any transaction outside of the principal business;

(c)	merge, amalgamate or consolidate with any other entity other than the Rollover Transactions;

(d)	restructure or acquire any entity or business or any therein except for the Rollover Transactions;

(e)

commence or consent to any proceeding seeking (i) to adjudicate any Group Member as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any Group Member under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for any Group Member or for any substantial part of its property;

(f)

sells, transfers, pledges or otherwise disposes of any  assets or businesses (including intellectual properties) other than sale of products in the ordinary course of business, in each case involving an amount exceeding US$5,000,000 in one transaction or a series of transactions within twelve (12) months, unless approved in an duly approved annual business or budget plan;

(g)	change or establish any joint venture, partnership or non-wholly owned branch or Subsidiary;

(h)

determine the timing, price, structure, listing vehicle and listing venue (other than an internationally recognized stock exchange) of a public offering or listing of securities and engagement of underwriters, auditors, financial advisors and counsels in connection with such public offering or listing of securities;

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(i)

increase or reduce the authorized share, issue, authorize the issuance of, or repurchase or redemption of, any securities (including Equity Securities and debt securities) except for (x) any issuance in a Qualified IPO or under any ESOP approved in accordance with the Securities Holders’ Agreement, (y) any issue, repurchase or redemption as required to effect the Rollover Transactions or any Permitted Transfer, or (z) as set forth in the Securities Holders’ Agreement, these Articles or the Notes;

(j)	recapitalize, re-designate or reclassify share capital or enter into similar transaction, commence any share subdivision, share combination or share split, or create any new series or class of shares;

(k)	enter into any transaction with a Person known as a Related Person, or terminate, amend, renew or extend the terms of any such transaction;

(l)

make or permit any change in the total authorized number of Directors on the Board or the composition or authority of the Board, or any committee thereof, as set out in these Articles or the number of vote(s) entitled to by any Director;

(m)	declare or pay any dividend, make any distribution to shareholders or determine, amend or modify any dividend policy;

(n)	appoint or change the auditor or any material accounting policies employed of any Group Member, or any Group Member’s financial year end;

(o)

make any significant tax election involving an amount exceeding US$10,000,000 (which, for the avoidance of doubt, shall not include the filing of a Group Member’s tax returns in the ordinary course of business);

(p)

adopt, amend, or terminate any employee share option plan, share incentive schemes or other schemes or arrangements of similar nature, including the New ESOP, and grant of securities under any ESOP approved in accordance with the Securities Holders’ Agreement;

(q)	approve any annual business or budget plan, capital expenditure plan or financing plan or any modification thereto;

(r)

acquire or purchase assets for consideration in excess of US$10,000,000 in one transaction or a series of transactions within twelve (12) months, unless approved in an duly approved annual business or budget plan;

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(s)	incur capital expenditure of an amount in excess of US$5,000,000 in one transaction or a series of transactions within twelve (12) months, unless approved in an duly approved capital expenditure plan;

(t)

make or apply for any loan borrowing to or from any Person (other than another Group Member) outside of the scope of the approved annual business plan, give any guarantee or security to any Person (other than any guarantee or security provided to a Government Authority for securing subsidies granted by any Government Authority), conduct any off-balance sheet financing, conduct any other financing or credit support event that may give rise to any actual or contingent liability, engage in any activity that may result in any contingent liability or create any Encumbrance by any Group Member on any assets, or grant any option to acquire any assets in connection with or incidental to the creation of any Encumbrance, in a total amount in excess of US$5,000,000;

(u)	commence, materially modify, suspend or terminate any clinical trial program;

(v)	enter into any exclusive inbound or outbound license arrangements regarding any material technology or other intellectual properties, in each case involving an amount exceeding US$10,000,000;

(w)	enter into any other material contract or a series of related material contracts involving an amount exceeding US$5,000,000;

(x)

hire or terminate any Senior Manager, approve or modify his compensation plans (including cash and stock option or other equity linked compensation), or appoint, remove, or establish or modify the scope of responsibilities and other terms of appointment of any Senior Manager;

(y)	commence or settles any material litigation, investigation or dispute that (i) has a value in excess of US$10,000,000 or (ii) involves liabilities in excess of US$5,000,000 by any member of the Group;

(z)	approve, adopt or amend any policies or procedures in related to anti-corruption and business ethics; and

(aa)	authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

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NON-RECOGNITION OF TRUSTS

32

No Person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

33

The Company shall have a first and paramount Lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, Liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s Lien (if any) thereon. The Company’s Lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

34

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a Lien, but no sale shall be made unless a sum in respect of which the Lien exists is presently payable, nor until the expiration of fourteen (14) days after a notice in writing stating and demanding payment of such part of the amount in respect of which the Lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the Person, of which the Company has noticed, entitled thereto by reason of his death or bankruptcy.

35

To give effect to any such sale, the Directors may authorize some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound by the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

36

The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the Lien exists as is presently payable and the residue, if any, shall (subject to a like Lien for sums not presently payable as existed upon the shares before the sale) be paid to the Person entitled to the shares at the date of the sale.

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CALL ON SHARES

37 (a)

The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the specified time or times the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

38

If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the Persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

39

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment, all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

40	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the time of payment.

41 (a)

The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at a rate as may be agreed upon between the Directors and the Member paying such sum in advance.

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(b)

No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

42

(a) If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of any part of the call, installment or payment that is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

43

A Person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

44

A certificate in writing under the hand of one (1) Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact stated therein as against all Persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a

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transfer of the share in favor of the Person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound by the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

45

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

46

The Company shall be entitled to charge a fee not exceeding US$l.00 on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instruments.

TRANSMISSION OF SHARES

47

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was the sole holder, shall be the only Persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other Persons.

48

(a) Any Person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other Person nominated by him as the deceased or bankrupt Person could have made and to have such Person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

(b) If the Person so becoming entitled shall elect to be registered himself as the holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

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49

A Person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety (90) days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION, ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

50	(a)	Subject to and in so far as permitted by the provisions of the Statute and these
Articles (in particular Article 31), the Company may from time to time by a
Special Resolution alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein provided always that the Company may by an Ordinary Resolution:

(i)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, proprities and privileges annexed thereto;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(iv)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value; and

(v)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by

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any Person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, Liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute, the Company may by a resolution of the Directors change the location of its registered office.

51

Subject to the Statute and to any quorum, voting or procedural requirements expressly imposed by these Articles (in particular Article 31) in regard to the variation of rights attached to a specific class of shares of the Company, the Company may at any time and from time to time by a Special Resolution, change the name of the Company or alter or amend these Articles or the Memorandum of Association, in whole or in part.

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CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

52

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the register of Members shall be closed for transfers for a stated period but not exceeding ten (10) days in any case. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

53

In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

54

If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

55	(a)

All general meetings other than annual general meetings shall be called extraordinary general meetings. The Company may, but shall not (unless required by the Statute) be obligated to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting of each year shall be held at such time and place as the Directors shall appoint.

	(b)	At these meetings, the report of the Directors (if any) shall be presented.

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56	(a)

The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

	(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may

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consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than fifty percent (50%) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as the general meetings convened by Directors.

NOTICE OF GENERAL MEETINGS

57

At least ten (10) days’ notice shall be given for an annual general meeting or any extraordinary general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of Article 56 have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

(b)

in the case of any extraordinary general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than eighty-five percent (85%) in nominal value or in the case of shares without nominal or par value eighty-five percent (85%) of the shares in issue, or their proxies.

58	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

59	(a) A general meeting shall be deemed duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy the holder(s)

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holding at least fifty percent (50%) of the aggregate voting power of the issued Shares, provided always that if the Company has one (1) Member of record, the quorum shall be that one (1) Member present in person or by proxy. No business shall be transacted at any general meeting unless the aforesaid quorum of Members is present at the time when the meeting proceeds to business.

(b) A Person may participate at a general meeting by telephone conference or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

60

Subject to Article 31, a resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all the Members which for the time are entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives), shall each be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

61

If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum, provided further that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of the general meeting.

62

The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one (1) of their member to be Chairman of the meeting.

63

If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their members to be Chairman of the meeting.

64

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid,

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it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

65	At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

66	Each poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting.

67	The Chairman of the general meeting shall not be entitled to a second or casting vote under any circumstance.

VOTES OF MEMBERS

68

Except as otherwise required by Law or as set forth herein, the holder of each Ordinary Share issued and outstanding shall have one (1) vote for each Ordinary Share held by such holder, and the holder of each Preferred Share shall be entitled to the number of votes equal to the whole number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all Ordinary Shares into which the Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Holders of the Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles, and except as otherwise set forth in these Articles, shall vote together and not as separate classes.

69

In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the register of Members.

70

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other Person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other Persons may vote by proxy.

71

No Person shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been fully paid.

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72

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

73	Votes may be given either personally or by proxy.

PROXIES

74

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorized in its behalf. A proxy need not be a Member of the Company.

75

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting, provided that the Chairman of the Meeting  may at his  discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile or electronic mail confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

76

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

77

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

78	Any corporation which is a Member of record of the Company may in accordance with its articles of association or in the absence of such provision by resolution of its

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Directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

79

Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

80

Any Member may irrevocably appoint a proxy and in such case (i) such proxy shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Member may not vote at any meeting at which the holder of such proxy votes; and (iii) the Company shall be obliged to recognize the holder of such proxy until such time as the Company is notified in writing that the proxy has been revoked in accordance with its terms.

DIRECTORS

81

The number of Directors constituting the entire Board shall be five (5), consisting of (i) three (3) Directors appointed by the Issuer, (ii) one (1) Director appointed by PAG (the “PAG Director”), for so long as PAG and its Affiliates hold at least fifty-one percent (51%) of the principal amount the Note it acquires at First Completion or the Exchange Shares it acquires upon exchange of such Note or, after Second Completion, at least fifty-one percent (51%) of the Series A-1 Preferred Shares it acquires at the Second Completion, and (iii) one (1) Director nominated by PAG and approved by the Board at its discretion. Appointee as the PAG Director shall be a principal, officer or employee of PAG or its Affiliates unless otherwise agreed to by the Company. For the avoidance of doubt, Directors appointed pursuant to (i) and (ii) shall take effect upon written notice of appointment by the Issuer or PAG, as applicable, delivered to and received by the Board without further approval required by the Board.

82

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Company shall also reimburse all Directors for all reasonable and documented out-of- pocket expenses incurred in connection with Board duties and meetings including their reasonable traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company.

83

Subject to the prior written approval of the Board, the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

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84

A Director or alternate Director may hold any other office or place of profit in the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

85

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

86	No shareholding qualification for Directors shall be required.

87

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

88

No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

89

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be

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sufficient disclosure under Article 88 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

90

A Director who expects to be unable to attend Directors’ meetings because of absence, illness or otherwise may appoint any Person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

91

Subject to Article 31, the business of the Company shall be managed by the Directors (or a sole Director if only one is appointed). The Directors may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, as may be prescribed by the Company in a general meeting required to be exercised by the Company in general meetings, provided, however, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

92

Subject to Article 31, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

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93	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

The Company shall cause copies of all such minutes to be delivered to the holders of the Preferred Shares within thirty (30) days after the relevant meeting.

94

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

95

Subject to Article 31, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

96

(a) Subject to Article 31, the Directors may from time to time and at any time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next three (3) paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)

Subject to Article 101, the Directors may from time to time and at any time establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such committees or local boards or any managers or agents and may fix their remuneration (which shall be subject to the approval of the Board).

(c)

Subject to Article 31, the Directors may from time to time and at any time delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may

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authorize the members for the time being of any such local board, or any of them to fill any vacancy therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegate as aforesaid may be authorized by the Directors to sub- delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

97

Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequent than once every quarter. Meetings shall be held in a location approved by a majority of the Directors. Subject to Article 31, question arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting.

98

A meeting may be called by the Chairman of the Board or any Director giving notice in writing to the Company Secretary specifying the date, time and agenda for such meeting. The Company Secretary shall upon receipt of such notice give a copy of such notice to all Directors of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than seven (7) days’ notice shall be given to all Directors; provided, however, that such notice period may be reduced with the written consent of all of the Directors.

The quorum necessary for the transaction of the business (which shall exist at the time of the voting as well as the attendance of the Board meeting) shall be three (3) Directors, which shall include the PAG Director. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be adjourned to the fifth (5th) Business Day thereafter at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Directors present shall be a quorum. A Director and his appointed alternate Director shall be considered only one (1) Person for the purpose of quorum, provided, always, that if there shall at any time be only a sole Director, the quorum shall be one. For the purposes of this Article, an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

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99

The continuing Directors may act notwithstanding any vacancy in  the Board of Directors, but if and so long as their number is reduced below the minimum number fixed by or pursuant to these Articles, the continuing Directors, notwithstanding that the number of Directors is reduced below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning a general meeting of the Company, but not for any other purpose.

100	The Chairman of the Board of Directors shall be selected by a majority vote of the Directors. The Chairman shall not have a casting vote.

101

Subject to Article 31, the Board may establish any committee as it deems appropriate to advise and assist the Board in overseeing the matters within its areas of oversight, and recommend such matters for approval by the Board. PAG shall have the right to appoint one representative to each board committee.

102	A board committee may meet and adjourn as it thinks proper. Subject to Article 31, questions arising at any meeting shall be determined by a majority of votes of the members of the committee present.

103

All acts done by any meeting of the Directors or of a committee of Directors (including any Person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director or alternate Director, as the case may be.

104

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or video or similar communications equipment by means of which all Persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Subject to Article 31, a resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee, as the case may be duly convened and held.

105

(a) At any Board meeting, each Director may exercise one vote. A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be

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deemed to be that of the Director. The adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly constituted meeting of the Board. The Board shall not at any meeting adopt any resolution covering any matter that is not specified on the agenda for such meeting unless all Directors are present at such meeting and vote in favor of such resolution.

(b)	The provisions of Articles 74 - 77 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

106	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three (3) consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)	if he is removed pursuant to Article 108 of these Articles.

APPOINTMENT AND REMOVAL OF DIRECTORS

107

The Directors of the Company may only be appointed or nominated as provided in these Articles. No Director appointed or nominated pursuant to these Articles may be removed from office unless (A) such removal is directed or approved of the Member which originally appointed or nominated such Director, or (B) the Member(s) originally entitled to appoint or nominated such Director pursuant to this Article is no longer so entitled to appoint or nominate such Director. Any vacancy on the Board of Directors occurring because of the death, resignation or removal of a director shall be filled by the vote or written consent of the same Member or Members who appointed or nominated such Director. Unless PAG shall have failed to appoint a successor or replacement Director within five (5) Business Days after such resignation or removal,

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the Board shall not, and other Members shall procure other Directors not to, transact any business until PAG has appointed such successor or replacement Director.

108

No Director appointed pursuant to Article 81 of these Articles may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the party entitled under Article 81 to appoint that Director by written notice from such party to the Company; or (B) the Person(s) originally entitled to appoint such Director or occupy such Board Seat pursuant to Article 81 is no longer so entitled to appoint such Director or occupy such Board seat, in which case, the Members of the Company entitled to vote in accordance with, and pursuant to, these Articles, voting together as a single class, may by ordinary resolution appoint such member of Directors as would otherwise be appointed pursuant to such paragraph.

PRESUMPTION OF ASSENT

109

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the Person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

110

(a) The Company may, if the Directors so determine, have a Seal which shall, subject to Article 110(c) below, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one (1) Person who shall be either a Director or the Secretary or Secretary-Treasurer or some Person appointed by the Directors for such purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

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OFFICERS

111

Subject to Article 31, the Company may have a chief executive officer, a president, a chief financial officer, a secretary or a secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

112

Subject to the Statute and Article 31, the Board may, in its sole discretion, decide whether, whan and the amount in which a dividend will be declared on the Shares. All dividends will be payable out of funds or assets of the Company when and as such funds or assets become legally available therefor. Each Preferred Share shall have the right to receive dividends, pari passu with the Ordinary Shares, on an as-converted basis, when, as and if declared by the Board. Subject to the Statute, no dividend or distribution, whether in cash or property, shall be paid with respect to Ordinary Shares at any time unless all accrued but unpaid dividends on the Preferred Shares pursuant to this Article 112, have been paid if full or will be paid in full concurrently with such payment to the Ordinary Shares.

113

Subject to Article 31, the Board of Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Board of Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

114	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

115

Subject to the rights of Persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

116	The Board of Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

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117

Subject to Article 31, the Board of Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it thinks expedient and in particular, may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

118

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two (2) or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

119	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

120

Subject to Article 31, the Company may upon the recommendation of the Directors by an ordinary resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their

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behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

121

The Directors shall maintain their books and records of the Company in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets national standards of good practice to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the IFRS and to maintain asset accountability,

(iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) if applicable, the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and the Company does not use any personal bank accounts of any employees, directors, officers thereof during the operation of the business. For the avoidance of doubt, the Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

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Proper books shall not be deemed to be kept if such books of account are not kept as necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. The Company shall not provide false or misleading statements to, or attempt to coerce or fraudulently influence an accountant in connection with any audit, review or examination of the financial statements of the Company.

122

Subject to the Securities Holders’ Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

123

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Law.

124

The Company shall prepare proposed annual operating and capital budgets and business plans of the Group, which shall be submitted to all Directors not less than one (1) month prior to the end of the preceding Financial Year. Subject to Article 31, the Board shall adopt budgets and business plans of the Group for such Financial Year before commencement of such Financial Year.

AUDIT

125

Subject to Article 31, the Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues, the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

126

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

127

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

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NOTICES

128

Except as may be otherwise provided in these Articles, all notices, requests, waivers and other communications made pursuant to these Articles shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to a Person;

(b) when sent by facsimile, upon a successful transmission report being generated by the sender’s machine; (c) when sent by email at the email address as set forth in the Securities Holders’ Agreement, upon receipt of confirmation of error-free transmission; or (d) three (3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to a Person as set forth in the Securities Holders’ Agreement with next-business-day delivery guaranteed, provided that the sender receives a confirmation of delivery from the delivery service provider. Where a communication hereunder is made by means other than electronic mail, such communication shall be promptly confirmed by electronic mail to the Person to whom such communication was addressed at the electronic mail address as set forth in the Securities Holders’ Agreement as each communication is made by a Person by means other than electronic mail; provided, however, absence of such email confirmation shall not affect the validity of any such notice or communication.

129	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

130

A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through overnight or international courier as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

131	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)

every Person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

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(b)

every Person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

WINDING UP

132	If the Company shall be wound up, assets available for distribution amongst the Members shall be distributed, in accordance with Article 134.

133

Subject to these Articles, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

134

Upon any Liquidation Event, all assets and funds the Company legally available for distributions to the Members of the Company (after satisfaction of all creditors’ claims and other claims that may be preferred by applicable Law) shall be made in the following manner:

(a)

Before any distribution or payment shall be made to any other Securities Holder, each holder of the Notes or Series A-1 Preferred Shares shall be entitled to receive, for each of the Series A-1 Preferred Shares issuable upon exchange of the then outstanding principal amount of the Notes and each of the Exchange Shares and the Purchased Shares, cash payment in an amount equal to the greater of (a) an amount that would yield an Internal Rate of Return of fifteen percent (15%) per annum on the applicable investment cost therefor; and (b) the amount that PAG would

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have received if the Notes shall have been exchanged into Exchange Shares and all the Exchange Shares and the Purchased Shares shall have been converted into Ordinary Shares and such distribution or payment shall have been made to PAG or the holders of the Series A-1 Preferred Shares and all Shareholders on a pro rata and as-converted basis (the “Series A- 1 Liquidation Preference”).

(b)

After paying in full the Series A-1 Liquidation Preference due pursuant to Article 134(a) but before any distribution or payment shall be made to any other Securities Holder, each holder of Series A-2 Preferred Shares shall be entitled to receive, for each of the Series A-2 Preferred Shares, cash payment in an amount equal to the greater of (a) an amount that would yield an Internal Rate of Return of fifteen percent (15%) per annum to such holder on the applicable investment cost therefor; and (b) the amount that such holder would have received if the Series A-2 Preferred Shares shall have been converted into Ordinary Shares and such distribution or payment shall have been made to all Shareholders on a pro rata and as-converted basis (the “Series A-2 Liquidation Preference”). If upon any such Liquidation Event, the remaining assets of the Company, after the payment of the Series A-1 Liquidation Preference, available for distribution to its Members shall be insufficient to pay the holders of the Series A-2 Preferred Shares the full amount of the Series A-2 Liquidation Preference, the holders of the Series A-2 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

(c)

After paying in full the Series A-1 Liquidation Preference and the Series A-2 Liquidation Preference due pursuant to Article 134(a) and Article 134(b) above, but before any distribution or payment shall be made to any other Securities Holder, each holder of Series A-3 Preferred Shares shall be entitled to receive, for each of the Series A-3 Preferred Shares, cash payment in an amount equal to the greater of (a) an amount that would yield an Internal Rate of Return of twelve percent (12%) per annum to such holder on the applicable investment cost therefor; and (b) the amount that such holder would have received if the Series A-3 Preferred Shares shall have been converted into Ordinary Shares and such distribution or payment shall have been made to all Shareholders on a pro rata and as-converted basis (the “Series A-3 Liquidation Preference”). If upon any such Liquidation Event, the remaining assets of the Company, after the payment of the Series A-1 Liquidation Preference and the Series A-2

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Liquidation Preference,  available for distribution to its Members shall be insufficient to pay the holders of the Series A-3 Preferred Shares the full amount of the Series A-3 Liquidation Preference, the holders of the Series A-3 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

(d)

After paying in full the Series A-1 Liquidation Preference, the Series A-2 Liquidation Preference and the Series A-3 Liquidation Preference due pursuant to Article 134(a), Article 134(b) and Article 134(c) above but before any distribution or payment shall be made to any other Securities Holder, Cayman 2 shall be entitled to receive (for distribution to the holders of the series B preferred shares of Cayman 2 in priority to the holders of ordinary shares of Cayman 2 in accordance with the charter documents of Cayman 2), for each of the Series B Preferred Shares held by Cayman 2, cash payment in an amount equal to the greater of (a) an amount equal to the original subscription price of the Series B Preferred Shares, being the USD Equivalent of the Bidco Redemption Price; and (b) the amount that such holder would have received if the Series B Preferred Shares shall have been converted into Ordinary Shares and such distribution or payment shall have been made to all Shareholders on a pro rata and as-converted basis (the “Series B Liquidation Preference”). If upon any such Liquidation Event, the remaining assets of the Company, after the payment of the Series A-1 Liquidation Preference, the Series A-2 Liquidation Preference and the Series A-3 Liquidation Preference, available for distribution to its Members shall be insufficient to pay the holders of the Series B Preferred Shares the full amount of the Series B Liquidation Preference, the holders of the Series B Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

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After paying in full the Series A-1 Liquidation Preference, the Series A-2 Liquidation Preference, the Series A-3 Liquidation Preference and the Series B Liquidation Preference due pursuant to Articles 134(a),  134(b), 134(c) and 134(d) above (if applicable), the remaining assets of the Company available for distribution to Members shall be distributed ratably among the holders of outstanding Ordinary Shares in proportion to the number of outstanding Ordinary Shares held by them.

(e)

Subject to Article 31, in the event the Company proposes to distribute assets other than cash in connection with any Liquidation Event, the value of the assets to be distributed to the holder of the Preferred Shares and Ordinary Shares shall be determined in good faith by the Board of Directors (including the affirmative votes of the PAG Director), or by a liquidator if one is appointed. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)	if traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty

(30) day period ending one (1) day prior to the distribution;

(ii)	if traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors (including the affirmative votes of the PAG Director).

(f)

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as Article 134(f) above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors (including the affirmative votes of the PAG Director), or by a liquidator if one is appointed.

INDEMNITY

135

To the maximum extent permitted by applicable Law and any indemnification agreement, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their respective heirs, executors, administrators and personal representatives shall be indemnified out of the assets of the Company from and against all actions, proceedings,

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costs, charges, Losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other Loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such Director, officer or trustee.

FINANCIAL YEAR

136	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

137

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the Laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

NO PUBLIC DOCUMENT

138

None of the documents of the Company, including its Memorandum of Association, these Articles, or any register of Members, Directors and Officers, transfers or changes, will be exhibited as a public document in the Cayman Islands.

PREEMPTIVE RIGHT

139

Restrictions. The Company shall not issue any Equity Securities of any type or class to any Person (the “Proposed Recipient”) unless the Company has offered each holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes in accordance with the provisions of Articles 139 through 143 the right to purchase such Shareholder’s Pro Rata Share of such issuance (the “Preemptive Rights”), and the right to

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oversubscribe if any other holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes elects not to purchase its Pro Rata Share of such Equity Securities (the “Oversubscription Rights”), for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise substantially on the same terms and conditions as are offered to the Proposed Recipient; provided, that the foregoing restriction shall not apply to any of the following issuances:

(i)	issuance of Shares upon the conversion, exercise or exchange of the Notes;

(ii)	issuance of Ordinary Shares upon conversion of Preferred Shares;

(iii)	issuance of Equity Securities in accordance with any ESOP duly approved in compliance with the Securities Holders’ Agreement;

(iv)	issuance of Shares pursuant to share splits or similar transactions duly approved in compliance with the Securities Holders’ Agreement;

(v)

issuance of Preferred Shares as contemplated under the Securities Purchase Agreement, including issuance of Series A-1 Preferred Shares to PAG and issuance of Ordinary Shares and Series A-2 Preferred Shares to the Issuer and Ordinary Shares, Series A-3 Preferred Shares and Series B Preferred Shares to Cayman 2 in the Rollover Transactions;

(vi)	issuance of Equity Securities for the purpose of restructuring of the Group approved by PAG in writing; or

(vii)

issuance of Equity Securities pursuant to the bona fide acquisition by a Group Member, provided that such transaction or acquisition has been duly approved in accordance with the Securities Holders’ Agreement and these Articles.

140

The Equity Securities which are not purchased by the holders of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes who fail to exercise their Preemptive Rights shall first be offered to the holders of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes who have exercised their Oversubscription Rights within the Issuance Notice Period (as defined below), in proportion to the number of the Equity Securities which such holders have agreed to purchase in addition to their respective Pro Rata Share; provided, that no holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes shall be required to purchase more Equity Securities above its Pro Rata Share than the number of additional Equity Securities that such holder has indicated its agreement to purchase under Article 142(i). A holder of Series

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A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes shall be entitled to apportion its Preemptive Right and the Oversubscription Right hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

141

Notice. Not less than thirty (30) days before a proposed issuance of securities other than in connection with an issuance permitted under Article 139 (a “Proposed Issuance”), the Company shall deliver to each holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes written notice of the Proposed Issuance setting forth (a) the number, type and material terms of the securities to be issued, (b) the consideration to be received by the Company in connection with the Proposed Issuance, (c) the identity of the Proposed Recipients and (d) the calculation of the Pro Rata Share of such holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes.

142	Exercise of Right.

(a)

Within thirty (30) days following delivery of the notice referred to in Article 141 (the “Issuance Notice Period”), if a holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes elects to exercise its rights under Articles 139 through 140 it shall give written notice to the Company (an “Election Notice”) specifying the number of securities that such holder of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes is willing to purchase (including the number of Equity Securities that such holder is willing to purchase in excess of its Pro Rata Share pursuant to the Oversubscription Rights).

(b)

The Company shall have sixty (60) days after the expiration of the Issuance Notice Period to complete the issuance to the Proposed Recipient, on the terms and conditions offered to the holders of Series A-1 Preferred Shares, Series A- 2 Preferred Shares or the Notes, of any securities not purchased by such holders. If such sale is not consummated within such 60-day period, the Company shall not complete the Proposed Issuance without again complying with each requirement in Article 140 and Article 141.

143

Closing. Within ten (10) Business Days after the earlier of the expiration of the Issuance Notice Period and the receipt by the Company of Election Notices from all holders of Series A-1 Preferred Shares, Series A-2 Preferred Shares or the Notes, the Company shall deliver a notice to each holder electing to exercise its Preemptive Right (an “Electing Holder”) setting forth the number of the Equity Securities (including those in connection with the Oversubscription Rights) allocated to such Electing Holder and the calculation thereof. Each Electing Holder and the Company shall complete the acquisition of such Equity Securities, free from Encumbrances, by such Electing Holder no later than thirty (30) Business Days after the delivery of such notice, subject to

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receipt of any required approval by any Government Authority, or as otherwise agreed to by the Electing Holder and the Company.

MERGERS AND CONSOLIDATIONS

144

Subject to Article 20, the Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

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